                                                                     Exhibit 3.2


                            LIMITED LIABILITY COMPANY

                                    AGREEMENT

                                       OF

                                PP&L MONTANA, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY


                        EFFECTIVE AS OF DECEMBER 17, 1999
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                                TABLE OF CONTENTS
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                                   ARTICLE I.

                        ORGANIZATIONAL AND OTHER MATTERS

Section 1.1        Name..........................................................................    1
Section 1.2        Principal Business Office.....................................................    1
Section 1.3        Registered Office.............................................................    1
Section 1.4        Registered Agent..............................................................    1
Section 1.5        Effectiveness.................................................................    1
Section 1.6        Member........................................................................    1
Section 1.7        Certificate of Formation; By-Laws; etc........................................    2


                                   ARTICLE II.

                               PURPOSES AND POWERS

Section 2.1        Purposes......................................................................    2
Section 2.2        Powers........................................................................    2


                                  ARTICLE III.

                            MANAGEMENT OF THE COMPANY

Section 3.1        Management....................................................................    3
Section 3.2        Powers........................................................................    3
Section 3.3        Quorum; Acts of the Board.....................................................    3
Section 3.4        Executive Committee...........................................................    3
Section 3.5        Managers as Agents; Interests of Certain Persons..............................    3


                                   ARTICLE IV.

                            SEPARATENESS REQUIREMENTS

Section 4.1        Limitations on the Company's Activities.......................................    4
Section 4.2        Member Covenants..............................................................    7
Section 4.3        Independent Manager...........................................................    7
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                                   ARTICLE V.

                                    OFFICERS

Section 5.1        Officers......................................................................    7
Section 5.2        Officers as Agents............................................................    8
Section 5.3        Duties of Board and Officers..................................................    8
Section 5.4        Member Not Agent..............................................................    8


                                   ARTICLE VI.

                             LIMITATION ON LIABILITY

Section 6.1        Limited Liability.............................................................    8


                                  ARTICLE VII.

                       CAPITAL CONTRIBUTIONS; ALLOCATIONS

Section 7.1        Capital Contributions.........................................................    8
Section 7.2        Additional Contributions......................................................    8
Section 7.3        Allocation of Profits and Losses..............................................    9


                                  ARTICLE VIII.

                                  DISTRIBUTIONS

Section 8.1        Distributions.................................................................    9


                                   ARTICLE IX.

                         ACCOUNTS AND REPORTING MATTERS

Section 9.1        Books and Records.............................................................    9
Section 9.2        Reports.......................................................................    9
Section 9.3        Other Business................................................................   10


                                   ARTICLE X.

                        EXCULPATION AND INDEMNIFICATION

Section 10.1       Exculpation and Indemnification...............................................   10
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                                   ARTICLE XI.

           TRANSFER OF INTEREST; RESIGNATION AND ADMISSION OF MEMBERS

Section 11.1       Assignments of Limited Liability Company Interests............................   11
Section 11.2       Resignation...................................................................   11
Section 11.3       Admission of Additional Members...............................................   11


                                  ARTICLE XII.

                                   DISSOLUTION

Section 12.1       Dissolution...................................................................   12


                                  ARTICLE XIII.

                                  MISCELLANEOUS

Section 13.1       Waiver of Partition; Nature of Interest.......................................   12
Section 13.2       Benefits of Agreement; No Third-Party Rights..................................   13
Section 13.3       Severability of Provisions; Inconsistency with the Act........................   13
Section 13.4       Entire Agreement..............................................................   13
Section 13.5       Binding Agreement.............................................................   13
Section 13.6       Governing Law.................................................................   13
Section 13.7       Amendments....................................................................   13
Section 13.8       Counterparts..................................................................   13
Section 13.9       Notices.......................................................................   13


                                  ARTICLE XIV.

                        CERTIFICATES OF CAPITAL INTEREST

Section 14.1       Certificates of Capital Interest..............................................   14
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Schedules

Schedule A      Definitions; Rules of Construction
Schedule B      Management Agreement
Schedule C      By-Laws

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                PP&L MONTANA, LLC


         This Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of PP&L MONTANA, LLC (the "Company") is entered into by PP&L MONTANA HOLDINGS, LLC, a Delaware limited liability company (the "Member"), as the sole member. Capitalized terms used and not otherwise defined herein have the respective meanings set forth on Schedule A hereto.

         The Company was heretofore formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. Code, Chapter 18, Sections 186-101 et seq., as amended from time to time (the "Act"). The Member, by execution of this Agreement, hereby agrees as follows:


                                   ARTICLE I.

                        ORGANIZATIONAL AND OTHER MATTERS

         Section 1.1 Name. The name of the limited liability company is PP&L MONTANA, LLC.


         Section 1.2 Principal Business Office. The principal business office of the Company shall be located at 303 North Broadway, Suite 400, Billings, Montana 59101, or such other location as may hereafter be determined by the Member. The Company may have such other or additional offices, either within or outside the State of Montana, as the Member shall deem advisable.

         Section 1.3 Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

         Section 1.4 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, in the County of New Castle.

         Section 1.5 Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of December 17, 1999 (the "Effective Date").

         Section 1.6 Member.


                  (a) The mailing address of the Member is 303 North Broadway, Suite 400, Billings, Montana 59101.

                  (b) Subject to Section 4.1, the Member may act by written consent.

         Section 1.7 Certificate of Formation; By-Laws; etc. Robert W. Burke, Jr., as an "authorized person" within the meaning of the Act, has previously executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. On December 29, 1998, (i) such authorized person approved and adopted the by-laws of the Company (the "Initial By-Laws") and chose the managers of the Company (the "Initial Managers") to serve until the first annual meeting of members of the Company or until successor(s) have been duly chosen and have qualified, and (ii) the Initial Managers, among other things, chose Officers of the Company and accepted the Member as the sole member of the Company. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business. By its execution and delivery of this Agreement, the Member hereby (I) ratifies the designation of Robert W. Burke, Jr. as an "authorized person" within the meaning of the Act and the formation of the Company under the provisions of the Act pursuant to the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and (II) confirms its admission to the Company as the initial sole Member. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

                                   ARTICLE II.

                               PURPOSES AND POWERS

         Section 2.1 Purposes. Subject to Section 4.1, the purposes of the Company are to engage in only the following activities: to acquire, own, hold, develop, mortgage, encumber, hypothecate, transfer, lease, assign, pledge, sell, maintain, improve, alter, remodel, expand, manage, and otherwise operate and deal in or with the properties of the Company, in each case as acquired from one or more of the Sellers pursuant to the Asset Purchase Agreements (whether acquired directly by the Company or through limited liability companies in which the Company is the sole member) (collectively, the "Properties"), including obtaining financing and refinancing for the above purposes (including without limitation to enter into and perform its obligations under the Financing Documents), selling or otherwise disposing of all or any part of the Properties, investing and reinvesting any funds held in reserve in connection with the ownership, leasing and operation of the Properties, and to exercise all powers enumerated in the Act and to engage in any and all activities relating to the foregoing or arising therefrom or reasonably necessary, customary, convenient or incidental thereto and to the conduct, promotion or attainment of the business or purposes otherwise set forth herein. Notwithstanding anything contained herein to the contrary, so long as any Rated Securities are outstanding, the Company shall not engage in any business and it shall have no purpose unrelated to the Properties and shall not acquire any real property or own assets other than those related to the Properties or otherwise in furtherance of the purposes of the Company.

         Section 2.2 Powers. Subject to Section 4.1, in order to carry out its purposes, the Company, and the Board and the Officers of the Company on behalf of the Company, (i) shall have and exercise, and are hereby empowered and authorized to exercise, all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 2.1 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.


                                  ARTICLE III.

                            MANAGEMENT OF THE COMPANY

         Section 3.1 Management.


                  (a) Subject to Section 4.1, the business and affairs of the Company shall be managed by or under the direction of a Board of one or more managers as specified in the By-Laws. Notwithstanding anything to the contrary in the By-Laws, the Board shall be constituted in a manner that complies with the requirements of Section 4.3.

         Section 3.2 Powers. (a) Subject to Section 4.1, the Board (i) may adopt, alter, amend or repeal by-laws of the Company (including the Initial By-Laws), which by-laws shall, to the extent not inconsistent with this Agreement, be and be deemed to be part of the limited liability agreement of the Company for all purposes of the Act, and (ii) shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 2.1, the Board has the authority to bind the Company.

                  (b) Effective on the Effective Date, the By-Laws attached hereto as Schedule C supersede the Initial By-Laws and shall be the By-Laws of the Company until changed pursuant to Section 3.2(a)(i).

         Section 3.3 Quorum; Acts of the Board. At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board.

         Section 3.4 Executive Committee. Not in limitation of the powers granted to the Board under Article III of the By-Laws, but in furtherance thereof, the Managers other than the Independent Manager shall, acting as a committee of the Board (the "Executive Committee"), exercise all of the right, power and authority vested in the Board by this Agreement, the By-Laws or the Act to manage, operate and control the business and affairs of the Company, other than with respect to actions by the Company for which this Agreement expressly requires the consent or approval of the Independent Manager and/or the Member.

         Section 3.5 Managers as Agents; Interests of Certain Persons. To the extent of their powers set forth in this Agreement and the By-Laws and subject to Section 4.1, the Managers are agents of the Company for the purpose of the Company's business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement and By-Laws shall bind the Company. Except as provided in this Agreement and By-Laws, a Manager may not bind the Company. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Managers shall be required, in the exercise of their reasonable business judgment, to

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
consider the interests of the creditors of the Company in taking or authorizing any action on behalf of the Company.


                                   ARTICLE IV.

                            SEPARATENESS REQUIREMENTS

         Section 4.1 Limitations on the Company's Activities. This Section 4.1 is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose entity" for purposes of the maintaining the ratings on the Rated Securities. So long as any Indebtedness is outstanding:

                  (a) The Member shall not amend, alter, change or repeal the definition of "Independent Manager" or Section 2.1, Article III, IV, XI or XII or Section 13.2 or 13.7, or Schedule A of this Agreement under conditions or in any manner expressly prohibited by the Financing Documents. Subject to this Section 4.1, the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 13.7.

                  (b) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member or the Board, neither the Member nor the Board shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including, so long as any Rated Security is outstanding, the Independent Manager), to take any Material Action.

                  (c) The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business. So long as any Rated Security is outstanding, the Board also shall cause the Company to:

                           (1) maintain its own separate books and records and
                  bank accounts separate from those of any other Person;

                           (2) at all times hold itself out to the public as a
                  legal entity separate from the Member, other Affiliates and any other Person;

                           (3) have a Board composed differently from that of
                  the Member;

                           (4) file its own tax returns, if any, as may be
                  required under applicable law, to the extent (a) not part of a consolidated group filing a consolidated return or returns, or
                  (b) not treated as a division for tax purposes of another taxpayer, or (c) not disregarded for tax purposes; and pay any taxes required to be paid by it under applicable law;

                           (5) conduct its business in its own name or under any
                  trade name as will not be reasonably likely to cause confusion as to its separate existence;

                           (6) maintain financial statements separate from those
                  of any other Person (except that the Company may be included in consolidated financial statements of another Person where required by GAAP; provided that such financial statements contain a footnote to the effect that the Company is a separate legal entity, the assets of which are not available to satisfy the debts of such Person);

                           (7) except for certain overhead and transaction costs
                  that are allocated on a reasonable basis among the Company and certain of its Affiliates, pay its own liabilities from its own funds and pay the salaries of its own employees, if any;

                           (8) maintain an arm's length relationship with its
                  Affiliates (other than its wholly-owned subsidiaries) and the Member and any other parties furnishing services to the Company;

                           (9) participate in the fair and reasonable allocation
                  of any and all overhead expenses and other common expenses for facilities, good, or services provided to multiple entities;

                           (10) use stationery, invoices and checks separate
                  from those of the Member or Affiliates;

                           (11) pay the salaries of its own employees and
                  maintain a sufficient number of employees in light of its contemplated business operations;

                           (12) except as otherwise contemplated by the
                  Financing Documents, deposit all of its funds in checking accounts, savings accounts, time deposits or certificates of deposit in its own name or invest such funds in its own name;

                           (13) observe all limited liability company
                  formalities necessary to maintain its identity as an entity separate and distinct from the Member and all of its other Affiliates;

                           (14) hold title to its assets in its own name;

                           (15) take commercially reasonable steps to correct
                  any known misunderstanding regarding its separate identity;

                           (16) maintain adequate capital in light of its
                  contemplated business purposes; and

                           (17) cause its Board to meet at least annually or act
                  pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities.

                  (d) So long as any Rated Security is outstanding, the Board shall not cause or permit the Company to:

                           (1) commingle its funds or other assets with those of
                  any other Person (other than Persons which are wholly-owned subsidiaries of the Company);

                           (2) guarantee or become obligated for the debts of
                  any other entity or hold its credit as being available to satisfy the obligations of any other Person except as permitted under the Financing Documents (provided that this provision shall not be deemed to prohibit customary joint and several obligations and indemnification and contribution agreements entered into as permitted under the Financing Documents);

                           (3) pledge any of its assets for the benefit of any
                  other Person other than the lender under the Financing Documents (except as otherwise permitted by the Financing Documents);

                           (4) engage, directly or indirectly, in any business
                  other than that arising out of the issuance of the Indebtedness or the actions required or permitted to be performed under Section 2.1, the Financing Documents or this
                  Section 4.1;

                           (5) incur, create or assume any indebtedness other
                  than the Indebtedness or as otherwise expressly permitted under the Financing Documents;

                           (6) acquire any obligations or securities of the
                  Member;

                           (7) make or permit to remain outstanding any loan or
                  advance to, or own or acquire any stock or securities of, any other Person (other than securities in respect of which the Company is the obligor), except that the Company may invest in those investments permitted under the Financing Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Financing Documents and permit the same to remain outstanding in accordance with such provisions;

                           (8) to the fullest extent permitted by law, engage in
                  any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Financing Documents;

                           (9) identify its Members or any of its Affiliates as
                  a division or part of it or itself as a division or part of any of them (except for inclusion of the Company in consolidated financial statements in accordance with GAAP or for tax purposes);

                           (10) engage (either as transferor or transferee) in
                  any material transaction with any Affiliate other than for fair value and on terms similar to those obtainable in arms'-length transactions with unaffiliated parties, or engage in any transaction with any Affiliate involving any intent to hinder, delay or defraud any entity; or

                           (11) engage in any business activity other than as
                  stated in this Agreement.

         Section 4.2 Member Covenants. So long as any Rated Security remains outstanding under the Financing Documents, the Member will:

                  (a) observe all customary formalities necessary to maintain its identity as an entity separate and distinct from the Company and all of its other Affiliates; and

                  (b) hold itself out as a separate and distinct entity from the Company and not identify the Company as a division of the Member.

         Section 4.3 Independent Manager. So long as any Rated Security is outstanding, the Member shall cause the Company at all times to have at least one Independent Manager who will be appointed by the Member. To the fullest extent permitted by Section 18-1101(c) of the Act, the Independent Manager shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 4.1(b). No resignation or removal of the Independent Manager, and no appointment of a successor Independent Manager, shall be effective until the successor Independent Manager shall have accepted his or her appointment by a written instrument, which may be a counterpart signature page to the Management Agreement attached hereto as Schedule B; provided that, during any interim period when the Company does not have one Independent Manager, the Company shall not take any action expressly requiring the approval or consent of the Independent Manager under this Agreement. An Independent Manager shall not voluntarily resign until such time as his or her replacement has been selected and taken office. All right, power and authority of an Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 4.3, in exercising his or her rights and performing his or her duties under this Agreement, an Independent Manager shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. The Independent Manager shall receive reasonable compensation for its services under this Agreement.


                                   ARTICLE V.

                                    OFFICERS

         Section 5.1 Officers. The Member and the Board (pursuant to the By-Laws and actions of the Board taken pursuant to the By-Laws and actions of the Member) have delegated to certain officers of the Company (the "Officers") rights and powers to manage and control the business and affairs of the Company. The terms of such delegation are as set forth in the By-Laws and actions of the Board taken pursuant to the By-Laws and actions of the Member.

         Section 5.2 Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 4.1, the actions of the Officers taken in accordance with such powers shall bind the Company.

         Section 5.3 Duties of Board and Officers. Except to the extent otherwise provided herein, each Manager and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

         Section 5.4 Member Not Agent. The Member shall have no authority to bind the Company or act in the name of and for the Company solely by virtue of being a Member of the Company, but only as expressly provided in this Agreement.


                                   ARTICLE VI.

                             LIMITATION ON LIABILITY

         Section 6.1 Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member, the Managers, or any stockholders, directors, partners, members, officers, agents or employees of the Member or any Manager, shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being such Member, Manager, stockholder, director, partner, member, officer, agent or employee. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Act or this Agreement shall not be grounds for imposing personal liability on the Member, the Managers, or any stockholder, director, partner, member, officer, agent or employee of any Member or Manager of the Company for liabilities of the Company.


                                  ARTICLE VII.

                       CAPITAL CONTRIBUTIONS; ALLOCATIONS

         Section 7.1 Capital Contributions. The Member has contributed to the Company the sum of $100.

         Section 7.2 Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. The provisions of this Agreement, including this
Section 7.2, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement. No interest shall accrue on any contribution and the Member shall not have the right to withdraw or resign or be repaid any contribution except as provided in this Agreement.

         Section 7.3 Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member.


                                  ARTICLE VIII.

                                  DISTRIBUTIONS

         Section 8.1 Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate (i) Section 18-607 of the Act or any other applicable law or (ii) the Financing Documents.


                                   ARTICLE IX.

                         ACCOUNTS AND REPORTING MATTERS

         Section 9.1 Books and Records. The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor shall be an independent public accounting firm selected by the Member.

         Section 9.2 Reports.

                  (a) Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

                           (i) unless such quarter is the last fiscal quarter, a
                  balance sheet of the Company; and

                           (ii) unless such quarter is the last fiscal quarter,
                  an income statement of the Company for such fiscal quarter.

                  (b) The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 120 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

                           (i) a balance sheet of the Company;

                           (ii) an income statement of the Company for such
                  fiscal year; and

                           (iii) a statement of the Member's capital account.

                  (c) The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants to prepare and transmit to the Member as promptly as possible such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

         Section 9.3 Other Business. The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.


                                   ARTICLE X.

                         EXCULPATION AND INDEMNIFICATION

         Section 10.1      Exculpation and Indemnification.

                  (a) Notwithstanding any other provisions of this Agreement, whether expressed or implied, or obligation or duty at law or in equity, none of the Member, Managers, or any officers, directors, stockholders, partners, employees, representatives, members or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates (individually, a "Covered Person" and, collectively, the "Covered Persons") shall be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document (including, but without limitation, any Financing Document or any Asset Purchase Agreement) or any transaction or Properties contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in, or is not contrary to, the best interests of the Company and is within the scope of authority granted to such Covered Person by, or pursuant to, the Agreement, provided such act or omission does not constitute willful fraud or misconduct, bad faith or gross negligence.

                  (b) To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 10.1 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person's rights to indemnification hereunder or
(B) was authorized or consented to by the Board. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 10.1.

                  (c) Any repeal or modification of this Article X by the Member shall not adversely affect any rights of such Covered Person pursuant to this
Article X, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.


                                   ARTICLE XI.

           TRANSFER OF INTEREST; RESIGNATION AND ADMISSION OF MEMBERS

         Section 11.1 Assignments of Limited Liability Company Interests. Subject to Section 11.3 hereof or any limitations imposed on the Member by the Financing Documents, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 11.1, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company to the extent that such Member has transferred its entire interest. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Financing Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement.

         Section 11.2 Resignation. So long as any Rated Security is outstanding, the Member may not resign except in accordance with the Financing Documents. If the Member is permitted to resign pursuant to this Section 11.2, an additional member of the Company shall be admitted to the Company, subject to Section 11.3 hereof, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

         Section 11.3 Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member;

provided that, notwithstanding the foregoing, so long as any Rated Security remains outstanding, no additional Member may be admitted to the Company unless the Member retains at least a fifty percent interest in the Company.


                                  ARTICLE XII.

                                   DISSOLUTION

         Section 12.1 Dissolution.

                  (a) Subject to Section 4.1, the Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (i) the retirement, resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the business of the Company is continued in a manner permitted by the Act, or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                  (b) Notwithstanding any other provision of this Agreement, (i) the Bankruptcy or dissolution of the Member shall not cause the Member to cease to be a member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution, and (ii) the Member waives any right it might have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the occurrence of any other event that causes the Member to cease to be a member of the Company.

                  (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

                  (d) The Company shall terminate when (i) all of the remaining assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.


                                  ARTICLE XIII.

                                  MISCELLANEOUS

         Section 13.1 Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that the Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The

Member shall not have any interest in any specific assets of the Company, and the Member shall (solely by virtue of its status as Member) not have the status of a creditor with respect to any distribution pursuant to Section 8.1 hereof. The interest of the Member in the Company is personal property.

         Section 13.2 Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Except as otherwise provided in Section 13.5, nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

         Section 13.3 Severability of Provisions; Inconsistency with the Act. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal. It is the intention of the parties that any provision hereof that is inconsistent with the provisions of the Act be given effect to the maximum extent permitted under the Act.

         Section 13.4 Entire Agreement. This Agreement and the By-Laws constitute the entire agreement of the parties with respect to the subject matter hereof.

         Section 13.5 Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including without limitation Articles 2, 3, 4, 10, 11 and 12 and Sections 13.2 and 13.7, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Manager, in accordance with its terms. The Independent Manager is an intended beneficiary of this Section 13.5.

         Section 13.6 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

         Section 13.7 Amendments. Subject to Section 4.1, this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

         Section 13.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

         Section 13.9 Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 1.2, (b) in the case of the Member, to the Member at its address in
Section 1.5(a), and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

                                  ARTICLE XIV.

                        CERTIFICATES OF CAPITAL INTEREST

         Section 14.1 Certificates of Capital Interest. Article V of the By-Laws makes provision for the issuance by the Company of a certificate to evidence capital interests in the Company. In the event that (i) the Member shall request such a certificate and, (ii) upon receipt of such certificate (the "Capital Interest Certificate") the Member shall pledge the same to secure some or all of the Member's indebtedness, then the Capital Interest Certificate shall be a "security" governed by Article 8 of the Uniform Commercial Code in any jurisdiction (a) that has adopted revisions to Article 8 of the Uniform Commercial Code substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (b) the laws of which may be applicable, from time to time, to matters of perfection, the effect of perfection or non-perfection and the priority of a security interest in the Capital Interest Certificate. The Capital Interest Certificate shall conspicuously bear the following legend: "This certificate evidences the entire member interest in PP&L Montana, LLC and shall be a security for all purposes of Article 8 of the Uniform Commercial Code."

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 17 day of December, 1999.


                                     MEMBER:

                                     PP&L MONTANA HOLDINGS, LLC



                                     By: /s/ Robert W. Burke, Jr.
                                         --------------------------------------
                                          Robert W. Burke, Jr.
                                          Vice President

                                   SCHEDULE A

                       DEFINITIONS; RULES OF CONSTRUCTION

A.       Definitions

         When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

         "Act" has the meaning set forth in the preamble to this Agreement.

         "Affiliate" means, with respect to any Person, (i) any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person, and (ii) if such Person is a natural Person, any spouse, parent, sibling or child of such particular Person.

         "Agreement" means this Limited Liability Company Agreement, together with the schedules attached hereto, as amended, restated, or supplemented or otherwise modified from time to time. Notwithstanding Section 3.2(a)(i), the By-Laws shall not comprise part of the Agreement for the purposes for which such term is used in the Agreement.

         "Asset Purchase Agreements" means the three Asset Purchase Agreements (as amended from time to time) each between PP&L Global, Inc. and one of the Sellers.

         "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the foregoing nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or
(vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

         "Board" means the Board of Managers of the Company.

         "By-Laws" means the Initial By-Laws of the Company, as the same may be altered, amended and repealed, and any replacement or substitution therefor, in each case in effect from time to time.

         "Certificate of Formation" means the Certificate of Formation of the Company dated December 23, 1998 filed with the Secretary of State of the State of Delaware on December 29, 1999, as amended or amended and restated from time to time.

         "Company" means PP&L Montana, LLC, a Delaware limited liability company.

         "Control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

         "Covered Persons" has the meaning set forth in Section 10.1(a).

         "Effective Date" has the meaning specified in Section 1.5.

         "Executive Committee" has the meaning set forth in Section 3.6(d).

         "Financing Documents" means the Loan Documents, as defined in the Credit Agreement, the Lease Documents, as defined in the Credit Agreement, and any other documents pursuant to which PP&L Montana incurs indebtedness to the re-finance indebtedness incurred under the Loan Documents and Lease Documents.

         "GAAP" means generally accepted accounting principles applied on a basis consistent with prior periods.

         "Indebtedness" means the indebtedness (including the re-financing thereof) incurred by the Company or its Subsidiaries in connection with the ownership, expansion and operation of the project.

         "Independent Manager" means a natural person who, for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, manager, more than 10% equity holder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Manager of the Company); provided that a person shall not be disqualified from being an Independent Manager solely by reason of serving as an independent director or manager of another single purpose entity that is an Affiliate of the Company; (ii) a professional retained by the Company or the Member; or (iii) a Person controlling any such equity holder or professional.

         "Initial By-Laws" has the meaning set forth in Section 1.7.

         "Initial Managers" has the meaning set forth in Section 1.7.

         "Management Agreement" means the agreement of the Managers in the form attached hereto as Schedule B. The Management Agreement, when executed, shall be deemed incorporated into, and part of, this agreement."

         "Managers" means the managers elected to the Board from time to time by the Member, including the Independent Managers. A Manager is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

         "Material Action" means any action to (i) consolidate or merge the Company into any Person, or sell all or substantially all of the assets of the Company (except for a sale of substantially all of the Company's assets simultaneously with the repayment of all outstanding Rated Securities), or (ii) institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company, or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy or insolvency, or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or, except as required by applicable law, admit in writing the Company's inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve or liquidate the Company, or [(iii) engage in any business activity unrelated to the Properties of the Company and not in furtherance of the purposes of the Company as expressed in Section 2.1].

         "Member" means PP&L Montana Holdings, LLC, a Delaware limited liability company, as the sole member of the Company, together with any Person admitted as an additional member or a substitute member of the Company pursuant to the terms of this Agreement.

          "Officer" means an officer of the Company described in Section 5.1.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or other organization, whether or not a legal entity, or any governmental authority.

         "Properties" has the meaning ascribed thereto in Section 2.1(a) hereof.

         "Rated Securities" means any Indebtedness that has been rated by Standard & Poor's, Moody's Investors Service or another similar rating agency.

         "Sellers" means The Montana Power Company, Puget Sound Energy, Inc. and Portland General Electric Company.

B.       Rules of Construction

         Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                              MANAGEMENT AGREEMENT

                            ________________ __, 1999


PP&L MONTANA, LLC
[ADDRESS]


         Re:      Management Agreement -- PP&L Montana, LLC

Ladies and Gentlemen:

         For good and valuable consideration, each of the undersigned persons, who have been designated as managers of PP&L Montana, LLC, a Delaware limited liability company (the "Company"), in accordance with the Limited Liability Company Agreement of the Company, effective as of _______________ __, 1999 (as it may be amended or restated from time to time, together with the By-Laws of the Company in effect from time to time, the "LLC Agreement"), hereby agree as follows:

         1. Each of the undersigned accepts such person's rights and authority as a Manager (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person's duties and obligations as a Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person's successor as a Manager is designated or until such person's resignation, expulsion or removal as a Manager in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

         2. So long as any Rated Security (as defined in the LLC Agreement) is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company. Nothing in this Paragraph 2 shall be deemed to prevent or restrict any of the undersigned from performing such person's duties and obligations as a Manager under the LLC Agreement, including without limitation any fiduciary duties provided therein or arising under applicable law.

         3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         4. This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.



                                    ----------------------------------




                                    ----------------------------------




                                    ----------------------------------




                                    ----------------------------------




                                    ----------------------------------




                                    ----------------------------------
                                             [Independent Manager]

                                   SCHEDULE C

                                     BY-LAWS


                                     BY-LAWS


                                       OF


                                PP&L MONTANA, LLC


                                    ARTICLE I

                                Members' Consent

         Section 1.1. Actions by the Member; Meetings. The member may approve a matter or take any action at a meeting or without a meeting by the written consent of the member pursuant to Section 1.2.

         Section 1.2. Action by Written Consent. Any action may be taken by the member without a meeting if authorized by a written consent of the member. In no instance where action is authorized by a written consent of the member will a meeting of the member be called or notice be given. A copy of the action taken by written consent shall, however, be filed with the records of the Company.

         Section 1.3. Power to Bind the Company. The member (acting in its capacity as such) shall have the authority to bind the Company to any third party with respect to any matter.


                                   ARTICLE II

                                Board of Managers

         Section 2.1. Powers; Number; Qualifications. The business and affairs of the Company shall be managed by or under the direction of the Board of Managers, except as may be otherwise provided by law or in the certificate of formation. The number of Managers which shall constitute the whole Board of Managers shall not be less than one (1) nor more than nine (9). Within such limits, the number of managers may be fixed from time to time by the Board of Managers.

         Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies; Special Elections. Except as otherwise provided in this Section 2.2, the managers shall be elected by the member. Each manager (whenever elected) shall hold office until his successor is elected and qualified or until his earlier resignation or removal, except as provided in the certificate of formation. Any manager may resign at any time upon written notice to the Board of Managers or to the President of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any manager may be removed with or without cause at any time upon the affirmative vote of the holders of a majority of the capital interest of the Company entitled to vote for the election of such manager, given at a special meeting of such members called for the purpose. If any vacancies shall occur in the Board of Managers, by reason of death, resignation, removal or otherwise, or if the authorized number of managers shall be increased, the managers then in office shall continue to act, and such vacancies may be filled by a majority of the managers then in office.

         Section 2.3. Regular Meetings. Regular meetings of the Board of Managers may be held at such places within or outside the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

         Section 2.4. Special Meetings. Special meetings of the Board of Managers may be held at any time or place within or outside the State of Delaware whenever called by the President or by any two managers. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         Section 2.5. Telephonic Meetings Permitted. Unless otherwise restricted by these by-laws, any member of the Board of Managers, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Managers the presence of a majority of the total number of managers shall constitute a quorum for the transaction of business. The vote of at least a majority of the managers present at any meeting at which a quorum is present shall be necessary to constitute and shall be the act of the Board unless these by-laws shall otherwise provide. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

         Section 2.7. Organization. Meetings of the Board of Managers shall be presided over by the President, or in his absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the President of the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.8. Action by Managers Without a Meeting. Unless otherwise restricted by these by-laws, any action required or permitted to be taken at any meeting of the Board of Managers, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consents thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                   Committees

         Section 3.1. Committees. The Board of Managers may, by resolution passed by a majority of the total number of managers, designate one or more committees in addition to the Executive Committee, each such committee to consist of one or more of the managers of the Company. Any such committee, to the extent provided in the resolution of the Board, and unless otherwise restricted by its limited liability company agreement or these by-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, to the full extent permitted by law.

         Section 3.2. Committee Rules. Unless the Board of Managers otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of all such members present at a meeting shall be the act of such committee, and in other respects each committee shall conduct its business pursuant to Article II of these by-laws.


                                   ARTICLE IV

                                 Officers; etc.

         Section 4.1. Subject to the terms of employment agreements to which the Company is party, the Board of Managers shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and delegate such duties to any such officers, employees, agents and consultants as the Board deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.


                                    ARTICLE V

                                Capital Interest

         Section 5.1. Certificates. Every holder of capital interest in the Company shall be entitled to have a certificate signed by or in the name of the Company by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company, certifying the amount of capital interest owned by him in the Company. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 5.2. Lost, Stolen or Destroyed Certificates, Issuance of New Certificates. The Company may issue a new certificate of capital interest in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                   ARTICLE VI

                                  Miscellaneous

         Section 6.1. Seal. The Company may have a company seal which shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by the Board of Managers. The company seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 6.2. Waiver of Notice of Meetings of Members, Managers and Committees. Whenever notice is required to be given by law or under any provision of the certificate of formation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the members, managers, or members of a committee of managers need be specified in any written waiver of notice unless so required by the certificate of formation or these by-laws.